SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[  ]  Preliminary Proxy Statement          [  ]   Confidential, for  Use of  the
                                                  Commission Only (as  permitted
                                                  by Rule 14a-6(e)(2))
[x ]  Definitive Proxy Statement
[  ]  Definitive Additional Materials
[  ]  Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12


                                Stein Mart, Inc.
                                ----------------
                (Name of Registrant as Specified in its Charter)


    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[x]  No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

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      2) Aggregate number of securities to which transaction applies:

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         pursuant to  Exchange  Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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      5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box  if any part  of  the fee is  offset as provided  by Exchange  Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1) Amount Previously Paid:

      2) Form, Schedule or Registration Statement No.:

      3) Filing Party:

      4) Date Filed:

                                Stein Mart, Inc.
                                ________________

                           NOTICE AND PROXY STATEMENT
                                ________________

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 7, 2001

TO THE HOLDERS OF COMMON STOCK:

     PLEASE TAKE NOTICE that the annual meeting of stockholders of Stein Mart, Inc. will be held on Monday, May 7, 2001, at 2:00 P.M., local time, at The
Radisson Riverwalk Hotel & Conference Center, 1515 Prudential Drive, Jacksonville, Florida.

     The meeting will be held for the following purposes:

     1. To elect a Board of Directors for the ensuing year and until their successors have been elected and qualified.

     2. To approve an increase in the number of shares eligible for issuance under the Stein Mart Employee Stock Purchase Plan by 1,000,000 shares and to extend the Stock Purchase Plan until December 31, 2005.

     3. To approve the Stein Mart 2001 Omnibus Plan (the "Plan") to replace the Company's existing 1992 stock option plans with the Plan to take effect upon such approval.

     4. To transact such other business as may properly come before the meeting or any adjournment thereof.

     The stockholders of record at the close of business on March 16, 2001, will be entitled to vote at the annual meeting.

     It is hoped you will be able to attend the meeting, but in any event, we will appreciate it if you will date, sign and return the enclosed proxy as promptly as possible. If you are able to be present at the meeting, you may revoke your proxy and vote in person.

                                      By Order of the Board of Directors,



                                      James G. Delfs
                                      Secretary

Dated:  April 6, 2001

                                Stein Mart, Inc.

                            1200 Riverplace Boulevard

                           Jacksonville, Florida 32207
                           ___________________________

                      PROXY STATEMENT FOR ANNUAL MEETING OF
                       STOCKHOLDERS TO BE HELD MAY 7, 2001


     This Proxy Statement and the enclosed form of proxy are being sent to stockholders of Stein Mart, Inc. on or about April 6, 2001 in connection with the solicitation by the Company's Board of Directors of proxies to be used at the Annual Meeting of Stockholders of the Company. The meeting will be held on Monday, May 7, 2001 at 2:00 P.M., local time, at The Radisson Riverwalk Hotel & Conference Center, 1515 Prudential Drive, Jacksonville, Florida.

     The Board of Directors has designated Jay Stein and John H. Williams, Jr., and each or either of them, as proxies to vote the shares of common stock solicited on its behalf. If the enclosed form of proxy is executed and returned, it may nevertheless be revoked at any time insofar as it has not been exercised by (i) giving written notice to the Secretary of the Company, (ii) delivery of a later dated proxy, or (iii) attending the meeting and voting in person. The shares represented by the proxy will be voted unless the proxy is mutilated or otherwise received in such form or at such time as to render it not votable.

                                VOTING SECURITIES

     The stockholders of record entitled to vote was determined at the close of business on March 16, 2001. At such date, the Company had outstanding and entitled to vote 41,208,187 shares of common stock, $.01 par value. Each share of common stock entitles the holder to one vote. Holders of a majority of the outstanding shares of common stock must be present in person or represented by proxy to constitute a quorum at the annual meeting.

     The following table shows the name, address and beneficial ownership as of March 2, 2001 of each person known to the Company to be the beneficial owner of more than 5% of its outstanding common stock:


                                 Amount and Nature of             Percent
          Beneficial Owner       Beneficial Ownership             of Class
          ________________       ____________________             ________

Jay Stein                           16,364,622(1)                   39.7%
1200 Riverplace Boulevard
Jacksonville, Florida  32207

FMR Corp.                           3,191,200(2)                     7.5%
82 Devonshire Street
Boston, Massachusetts  02109
_____________________________

(1) Includes 15,885,772 shares held by Stein Ventures Limited Partnership which is 100% controlled by Mr. Stein and 429,450 shares held by the Jay Stein Foundation Trust over which Mr. Stein has sole voting and dispositive power as trustee of the Foundation.

(2) According to a Schedule 13G filed February 14, 2001, Fidelity Management & Research Company ("Fidelity"), a wholly owned subsidiary of FMR Corp. and an investment advisor registered under Section 203 of the Investment Advisors Act of 1940 along with Fidelity Management Trust Company, a wholly-owned subsidiary of FMR Corp. and a bank as defined in Section 3(a)(6) of the Securities Exchange Act of 1934 are considered "beneficial owners" in the aggregate of 3,191,200 shares, or 7.5% of shares outstanding of the Company's common stock, which shares were acquired for investment purposes by certain advisory clients.

     As of March 2, 2001, all directors and executive officers of the Company as a group owned beneficially 17,408,982 shares of the Company's common stock, or 41.3% of the total shares outstanding. In computing the number of shares owned beneficially by directors and executive officers of the Company as a group, shares subject to options that are not exercisable within 60 days have been excluded.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons owning more than ten percent of the Company's common stock to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company and to furnish the Company with copies of all such reports. To the Company's knowledge, based solely on review of copies of such reports furnished to the Company, all Section 16(a) filing requirements applicable to its directors, officers and greater than ten percent beneficial owners have been complied with.

                              ELECTION OF DIRECTORS

     At the meeting, a Board of nine (9) directors will be elected for one year and until the election and qualification of their successors. Directors will be elected by a plurality of votes cast by shares entitled to vote at the meeting. The accompanying proxy will be voted, if authority to do so is not withheld, for the election as directors of the persons named below who have been designated by the Board of Directors as nominees. Each nominee is at present available for election, is a member of the Board and, with the exceptions of Martin E. Stein, Jr. and J. Wayne Weaver, who were appointed to the Board in late 2000, was elected to the Board by the Company's stockholders. If any nominee should become unavailable, which is not now anticipated, the persons voting the accompanying proxy may in their discretion vote for a substitute. There are no family relationships between any directors or executive officers of the Company. Information concerning the Board's nominees, based on data furnished by them, is set forth below.

     The Board of Directors of the Company recommends a vote "for" the election of each of the following nominees. Proxies solicited by the Board will be so voted unless stockholders specify in their proxies a contrary choice.


                                                                                        Year                 Shares of
                                                                                        First              Company Common
                                             Positions with the Company;                Became              Stock Owned
                                            Principal Occupations During               Director          Beneficially as of
   Name                                        Past Five Years; Other                   of the              March 2, 2001
   Age                                             Directorships                       Company(1)          (% of Class)(2)
 -----------------------------     ----------------------------------------------    -------------   -------------------------
 Jay Stein*                          Chairman of the Board of the Company since          1968                 16,364,622(3)
 (55)                                1989; President of the Company from 1979                                   (39.7%)
                                     to 1990; former director of American
                                     Heritage Life Insurance Company based in
                                     Jacksonville, Florida and Promus Hotel
                                     Corporation based in Memphis, Tennessee

 John H. Williams, Jr.*              President (since 1990) and director of the          1984                    886,000(4)
 (63)                                Company; Executive Vice President from                                       (2.1%)
                                     1980 to 1990; director of SunTrust Bank,
                                     North Florida, N.A. in Jacksonville,
                                     Florida

 Alvin R. "Pete" Carpenter o         Director of the Company; Vice Chairman of           1996                      9,280(4)(5)
 (59)                                CSX Corporation from July 1999 to February
                                     2001; President and Chief Executive
                                     Officer of CSX Transportation, Inc. from
                                     1992 to 1999; director of Regency Centers
                                     Corporation, Florida Rock Industries, Inc.
                                     and Birmingham Steel Corporation

 Linda McFarland Farthing+           Director of the Company; President &                1999                      3,500(5)
 (53)                                Director, Friedman's, Inc. 1998; President
                                     & Director, Cato Corporation 1990-1997

 Mitchell W. Legler o                Director of the Company; sole shareholder           1991                     29,000(4)(5)(6)
 (58)                                of Mitchell W. Legler, P.A., general                                            (0.1%)
                                     counsel to the Company since 1991; partner
                                     of Foley & Lardner from 1991 to 1995

                                       3

                                                                                        Year                 Shares of
                                                                                        First              Company Common
                                             Positions with the Company;                Became              Stock Owned
                                            Principal Occupations During               Director          Beneficially as of
   Name                                        Past Five Years; Other                   of the              March 2, 2001
   Age                                             Directorships                       Company(1)          (% of Class)(2)
 -----------------------------     ----------------------------------------------    -------------   -------------------------

 Michael D. Rose+                    Director of the Company; Private Investor;          1997                     45,280(4)(5)
 (58)                                Chairman of Promus Hotel Corporation from                                      (0.1%)
                                     1995 to December 1997; Chairman of Harrah's
                                     Entertainment, Inc. from 1995 to January
                                     1997; Chairman of The Promus Companies,
                                     Incorporated from 1990 to 1995; Chief
                                     Executive Officer of The Promus Companies,
                                     Incorporated from 1990 to 1994; director of
                                     Darden Restaurants, Inc., First Tennessee
                                     National Corporation, Felcor Lodging Trust,
                                     Inc., and Nextera Enterprises, LLC

 Martin E. Stein, Jr.                Director nominee of the Company; Chairman and         -                      13,800(5)
 (48)                                Chief Executive Officer of Regency Centers
                                     Corporation, a real estate investment trust,
                                     since 1997; President and Chief Executive
                                     Officer of Regency Centers Corporation from
                                     1988 to 1997; director of Patriot
                                     Transportation Holding, Inc.

 J. Wayne Weaver                     Director nominee of the Company; Chairman and         -                        -(5)
 (66)                                Chief Executive Officer of LC Footwear,
                                     L.L.C. since 1995; Chairman, Chief Executive
                                     Officer and majority owner of Jacksonville
                                     Jaguars since 1993; Chairman of Shoe
                                     Carnival, Inc. since 1988; President and
                                     Chief Executive Officer of Nine West Group,
                                     Inc. from 1978 to 1993

 James H. Winston+o                  Director of the Company; Chairman of LPMC, a        1991                     57,500(4)(5)(7)
 (67)                                real estate investment firm based in                                           (0.1%)
                                     Jacksonville, Florida, since 1979; President
                                     of Omega Insurance Company, Citadel Life &
                                     Health Insurance Company and Wellington
                                     Investments since 1983; director of FRP
                                     Properties, Inc., Winston Hotels and
                                     Scott-McRae Group, Inc.
----------------------------------------

* Member of the Executive Committee, any meeting of which also must include any one of the outside directors.

+    Member of the Audit Committee.

o    Member of the Compensation Committee.

(1)  Directors are elected for one-year terms.

(2) Where percentage is not indicated, amount is less than 0.1% of total outstanding common stock. Unless otherwise noted, all shares are owned directly, with sole voting and dispositive powers. Excludes shares subject to options that are not exercisable within 60 days.

(3) Includes 15,885,772 shares held by Stein Ventures Limited Partnership which is 100% controlled by Mr. Stein and 429,450 shares held by the Jay Stein Foundation Trust over which Mr. Stein has sole voting and dispositive power as trustee of the Foundation.

                                       4

(4) Includes the following shares which are not currently outstanding but which the named holders are entitled to receive upon exercise of options:

                           John H. Williams, Jr.               886,000
                           Alvin R. "Pete" Carpenter             5,280
                           Mitchell W. Legler                   12,000
                           Michael D. Rose                       5,280
                           James H. Winston                     12,000

     The shares described in this note are deemed to be outstanding for the purpose of computing the percentage of outstanding Common Stock owned by each named individual and by the group, but are not deemed to be outstand-ing for the purpose of computing the percentage ownership of any other person.

(5) Each outside director receives non-qualified options to purchase 4,000 shares of common stock of the Company upon becoming a director. Options that are exercisable within 60 days are included in the shares indicated.

(6) These shares are owned by Mr. Legler and his wife as tenants by the entirety.

(7) Includes 20,400 shares owned through corporations of which Mr. Winston is the sole stockholder.


Executive Officers

The executive officers of the Company are:

         Jay Stein                  Chairman and Chief Executive Officer

         John H. Williams, Jr.      President and Chief Operating Officer

         Michael D. Fisher          Executive Vice President, Stores

         Gwen K. Manto              Executive Vice President and
                                    Chief Merchandising Officer

         James G. Delfs             Senior Vice President, Finance and
                                    Chief Financial Officer

     For additional information regarding Messrs. Stein and Williams see the Directors' table on the preceding pages.

     Mr. Fisher joined the Company in August 1993, as Executive Vice President, Stores. From 1988 to 1993, Mr. Fisher was Senior Vice President of Stores for Millers Outpost, Inc., a California based chain of apparel stores.

     Ms. Manto joined the company February 1, 2000, as Executive Vice President and Chief Merchandising Officer. From 1998 to 1999, Ms. Manto was President and CEO of Kids Foot Locker, a division of Venator Corporation. From 1996 to 1998, Ms. Manto served as Senior Vice President, General Merchandise Manager for Kids "R" Us and Babies "R" Us. From 1986 to 1996, Ms. Manto first served as Vice President, Divisional Merchandise Manager before becoming Senior Vice President, General Merchandise Manager for Rich's/Lazarus/Goldsmith's Department stores.

     Mr. Delfs joined the Company in May 1995, as Senior Vice President, Finance and Chief Financial Officer. From 1993 to 1994, Mr. Delfs was Vice President, Chief Financial Officer for Helzberg's Diamond Shops, Inc., a chain of jewelry stores and from 1988 to 1992, Mr. Delfs was Vice President, Chief Financial Officer for Abercrombie & Fitch, Inc., a division of The Limited, Inc.

Board of Directors and Standing Committees

     Regular meetings of the Board of Directors are held four times a year, normally in the first month of each quarter. During 2000, the Board held a total of four regular meetings. All directors attended at least 75% of all meetings of the Board and Board committees on which they served during 2000.

     The Board of Directors has established three standing committees: an Executive Committee, an Audit Committee and a Compensation Committee, which are described below. Members of these committees are elected annually at the regular Board meeting held in conjunction with the annual stockholders' meeting. The Board of Directors presently does not have a nominating committee.

     Executive Committee. The Executive Committee is comprised of Messrs. Stein (Chairman) and Williams, plus any one outside director. Subject to the limitations specified by the Florida Business Corporation Act, the Executive Committee is authorized by the Company's bylaws to exercise all of the powers of the Board of Directors when the Board of Directors is not in session. The Executive Committee held no meetings during 2000.

     Audit Committee. The Audit Committee is comprised of Messrs. Winston (Chairman), Rose and Ms. Farthing, none of whom is an officer of the Company. During 2000, the Audit Committee held four meetings. The Audit Committee is appointed by the Board to assist the Board in monitoring (1) the integrity of the financial statements of the Company, (2) the compliance by the Company with legal and regulatory requirements and (3) the independence and performance of the Company's internal and external auditors.

     Compensation Committee. The Compensation Committee is comprised of Messrs. Carpenter (Chairman), Legler and Winston. During 2000, the Compensation
Committee held four meetings. This Committee has the responsibility for approving the compensation arrangements for senior management of the Company, including annual bonus compensation. It also recommends to the Board of Directors adoption of any compensation plans in which officers and directors of the Company are eligible to participate. The Compensation Committee also serves as the Option Committee and makes grants of stock options under the Company's Employee Stock Plan.

                             AUDIT COMMITTEE REPORT

     The purpose of the Audit Committee is to assist the Board of Directors in its oversight of management's conduct of the Company's financial reporting process. During the fiscal year ended December 30, 2000 the Audit Committee was comprised of James H. Winston, Linda McFarland Farthing and Michael D. Rose, each of whom is "independent" under Nasdaq Stock Market(R) rules. A copy of the Audit Committee's charter is attached as an appendix to this Proxy Statement.

     For the fiscal year ended December 30, 2000, the Audit Committee:

      Reviewed and discussed the Company's fiscal 2000 financial statements with
      management   and   representatives  of   PricewaterhouseCoopers  LLP,  the
      Company's independent public accountants;

      Discussed  with   PricewaterhouseCoopers   LLP  the   matters   concerning
      communications with audit committees required to be discussed by Statement on Auditing Standards No. 61; and

      Received the written disclosures and the letter from Pricewaterhouse-Coopers LLP required by Independence Standards Board Standard No. 1, and has discussed with PricewaterhouseCoopers LLP its independence.

     Based on the foregoing review, discussions and disclosures, the Audit Committee recommended to the Board of Directors that the Company's audited financial statements for the fiscal year ended December 30, 2000 be included in the Company's annual report on Form 10-K for the fiscal year.

                                             James H. Winston, Chairman
                                             Linda McFarland Farthing
                                             Michael D. Rose

                  COMPENSATION COMMITTEE REPORT TO SHAREHOLDERS

Compensation Philosophy

     The Compensation Committee believes that the Company should continue to emphasize its philosophy of rewarding performance within the Company, and of encouraging a long-term view by all the Company's officers and other managerial personnel.

     The Company's 2000 fiscal year was an excellent year for the Company, particularly in view of the difficult retail environment experienced by the Company and all other retailers for the 4th quarter of 2000. The Company experienced an increase in net income to $39.357 million based on an increase of net sales of 16.6% to $1.206 billion.

     The Committee continues to believe it preferable to have the bonuses applicable to the Company's principal officers be quantitatively driven, applying factors which the Company believes would positively impact the profitability of the Company. This year, the Compensation Committee continued that trend while approving bonuses for the five most highly-paid officers of the Company generally based upon the formulas in effect for calculating bonuses for each of those officers.

Employee Stock Ownership

     The Compensation Committee determined that the Company's philosophy on focusing on long-term value through the grant of stock options and involving employees in direct ownership of the Company's shares would contribute materially to the Company's success in the long run. The Compensation Committee noted the Company's current stock option plans expire at the end of the calendar year 2001. As the Compensation Committee believes that the existence of such plans continue to achieve an alignment of the interests of key employees with those of the Company's stockholders, and continue to provide a meaningful incentive for key employees to remain with the Company, the Compensation Committee recommended the adoption by the Board of Directors of the Stein Mart, Inc. 2001 Omnibus Plan (the "Plan") with options available under the Plan for
4.5 million shares of the Company's common stock. The Compensation Committee recommended that number of shares after noting that the Company currently has
3.6 million unissued options available under its currently expiring 1992 Stock Option Plans. The Committee recommended that the Plan take effect immediately upon its ratification by the Company's shareholders with a simultaneous ceasing of the issuance of any options under the Company's existing 1992 Plans.

Senior Executives

     As noted above, the Company achieved very good results for 2000. The bonuses applicable to the Company's Chairman/Chief Executive Officer and President/Chief Operating Officer, as approved last year by the Committee, provided a possible bonus equal to 100% of base salary, with 70% of the possible bonus being pro rata, as the Company's earnings per share increase from 95% of the earnings per share for the prior year to 140% for the current year, and with 30% being discretionary based upon the Compensation Committee's review of the success of the executive officers in achieving their stated goals each year.

     For the current year, the Committee implemented those concepts as follows:

     1. Jay Stein, Chairman and Chief Executive Officer, was awarded an increase in salary of $50,000 to increase his base compensation to a total of $600,000 for the year 2001. In view of the Company's excellent performance for the year just ending, the Committee determined that the Chairman and Chief Executive Officer was entitled to receive 100% of the discretionary portion of his annual bonus as well as the formula portion, with the result that he would receive a bonus with respect to the Company's fiscal year 2000 equal to 100% of his base salary for the year 2000, or a bonus of $550,000.

     2. John H. Williams, Jr., the Company's President and Chief Operating Officer, was awarded an increase in base salary of $50,000 to increase his base compensation to a total of $575,000 for the year 2001. In view of the Company's excellent performance for the year just ending, the Committee determined that the President and Chief Operating Officer was entitled to receive 100% of the discretionary portion of his annual bonus as well as the formula portion, with the result that he would receive a bonus with respect to the Company's fiscal year 2000 equal to 100% of his base salary for the year 2000, or a bonus of $525,000.

     3. Gwen Manto, the Company's Executive Vice President of Merchandising was awarded an increase in base salary of $35,000 constituting an 8% increase, bringing her total compensation to $475,000. As is true with other executive officers of the Company, the Executive Vice President of Merchandising's bonus compensation was driven by a quantitative formula. As a result of the application of that formula to the Company's performance for the year 2000, the Company's Executive Vice President of Merchandising was awarded a bonus of $181,500.

     4. Michael D. Fisher, the Company's Executive Vice President, Stores, was awarded an increase in base salary of $30,000 constituting a 10% increase, bringing his total compensation to $330,000. As is true with other executive officers of the Company, the Executive Vice President of Stores' bonus compensation was driven by a quantitative formula. As a result of the application of that formula to the Company's performance for the year 2000, the Company's Executive Vice President of Stores was awarded a bonus of $204,750.

     5. James G. Delfs, the Company's Chief Financial Officer, received an increase in base salary of $20,000, constituting a 10% increase, bringing his total compensation to $220,000. The Company's Chief Financial Officer's bonus is discretionary and based on the performance of the Company and the recommendations of the Company's Chairman and it's President, the Committee approved a bonus of $80,000.

Long-Term Incentive Compensation

     The Company has in effect Stock Option and Employee Stock Purchase Plans for the Company's employees. The Compensation Committee believes that these plans are a principal vehicle for motivating management to work toward long-term growth in stockholder value. Consistent with the Company's philosophy of providing incentives to key employees at all levels, options are awarded to a relatively broad base of employees, down through store managers. Options have been awarded based on positions within the Company, ability to contribute to the Company's profitability, and prior tenure with the Company. For additional information as to the options held by executive officers, see the Option Table under "Executive Compensation" attached to this report.

     The employee stock options reflect the Company's philosophy that officers' and employees' incentive compensation should reflect the same long-term interests as the Company's shareholders. To encourage continued service with the Company, the options become exercisable ratably on the third, fourth and fifth anniversary dates of grant. Additional increases in the value of the Company's common stock, which benefit all shareholders, will best serve as the primary incentive to its executive officers.

CEO Compensation

     The Compensation Committee's policies with respect to the Chief Executive Officer, Jay Stein, were essentially the same as for the Company's other executive officers. In addition, and consistent with the approach to other executive officers, the Committee determined to continue the bonus formula in effect for the prior year for the forthcoming year, including 70% based upon a comparison of the Company's earnings per share for the current year to the earnings per share for the prior year, all as more fully described above, and 30% being discretionary to the Compensation Committee. Moreover, in view of Jay Stein's continuing substantial ownership of shares of the Company's common stock, the Committee believed that Mr. Stein's primary motivation remained that of stock ownership, which is most aligned with the interests of other shareholders of the Company.

Certain Tax Matters

     Section 162(m) of the Internal Revenue Code, enacted in 1993, precludes a public corporation from deducting compensation of more than $1 million each, for its chief executive officer or for any of its four other highest paid officers. Certain performance-based compensation is exempt from this limitation. Compensation in the form of options under the Company's Employee Stock Plan is exempt. Although the Company's other compensation plans (including the 2001 Omnibus Plan being submitted for stockholder approval at the Annual Meeting) are designed to relate compensation to performance, certain elements of the plans do not meet the tax law's requirements because they allow the Compensation
Committee to exercise discretion in setting compensation. The Compensation Committee is of the opinion that it is better to retain discretion in determining executive compensation. However, the Compensation Committee will continue to monitor the requirements of the Internal Revenue Code to determine what actions, if any, should be taken with respect to Section 162(m).


                                           STEIN MART, INC.
                                           COMPENSATION COMMITTEE


                                           Alvin R. "Pete" Carpenter, Chairman
                                           Mitchell W. Legler
                                           James H. Winston

                             EXECUTIVE COMPENSATION

     The following table summarizes the compensation paid or accrued by the Company for services rendered during the years indicated to each of the Company's executive officers whose total salary and bonus exceeded $100,000 during the year ended December 30, 2000. The Company did not grant any restricted stock awards or stock appreciation rights or make any long-term incentive plan payouts during the years indicated.


                                         SUMMARY COMPENSATION TABLE

                                                                                        Long-Term
                                            Annual Compensation                        Compensation
                        -----------------------------------------------------------   --------------

Name And                                                                Other             Number
Principal                                                               Annual              Of              All Other
Position                  Year        Salary (1)        Bonus        Compensation        Options         Compensation (2)
--------------------     ------      ------------      -------      --------------      ---------       -----------------
Jay Stein                 2000         $542,833       $550,000        $131,571(3)          ---               $ 5,033
Chairman & Chief          1999          461,667          ---            88,055(3)          ---                 4,418
Executive Officer         1998          446,250          ---                  (4)          ---                 2,803

John H. Williams, Jr.     2000         $519,083       $525,000                (4)          ---               $ 6,648
President & Chief         1999          451,667        136,200                (4)          ---                 5,265
Operating Officer         1998          436,250        100,000                (4)          ---                 2,803

Michael D. Fisher         2000         $295,833       $204,750                (4)          ---               $35,602
Executive Vice            1999          248,750         34,375                (4)          ---                 8,508
President, Stores         1998          238,333         30,800                (4)          ---                 2,803

Gwen K. Manto (5)         2000         $410,103       $331,500(6)      $52,509(7)        250,000             $41,111
Executive Vice
President & Chief
Merchandising
Officer

James G. Delfs            2000         $197,750        $80,000                (4)          ---               $29,402
Senior Vice President,    1999          172,000         50,000                (4)          ---                 9,985
Finance & Chief           1998          165,000         36,000         $38,009(8)          ---                 2,803
Financial Officer

(1) Includes amounts deferred under the 401(k) features of the Company's Profit Sharing plan and under the Executive Deferral plan.

(2) The Company has not yet made a contribution to it's Profit Sharing plan for 2000, and, accordingly, it is not possible as of the date of this Proxy Statement to determine the amount of Company contributions that will be allocated to the accounts of the named executives for 2000. The amounts shown for 2000 include a matching contribution of $3,400 made by the Company to the 401(k) portion of the Profit Sharing plan for Messers. Stein, Williams, Fisher and Delfs as well as a matching contribution of $30,781 for Mr. Fisher, $40,333 for Ms. Manto and $24,745 for Mr. Delfs to the Company's Executive Deferral plan. Also, included for 2000 is imputed income on the Executive Split Dollar plan. Included is $1,633 for Mr. Stein, $3,248 for Mr. Williams, $1,421 for Mr. Fisher, $778 for Ms. Manto and $1,257 for Mr. Delfs. The amounts shown for 1999 include a base contribution of $1,600 and a matching contribution of $1,600 made by the Company to the 401(k) portion of the plan for voluntary contributions made as well as $536 to the Profit Sharing plan for Messers. Stein, Williams, Fisher and Delfs. 1999 also includes a matching contribution of $4,167 for Mr. Fisher and $5,767 for Mr. Delfs to the Company's Executive Deferral plan. Also, included for 1999 is imputed income on the Executive Split Dollar plan of $682 for Mr. Stein, $1,529 for Mr. Williams, $605 for Mr. Fisher and $482 for Mr. Delfs. The amounts shown for 1998 include a base contribution of $684 and a matching contribution of $1,600 made by the Company to the 401(k) portion of the plan for voluntary contributions made as well as $519 to the Profit Sharing plan for Messers. Stein, Williams, Fisher and Delfs.

(3) The amount shown for 2000 includes $83,405 medical claims, $11,192 personal use of company automobile, $32,193 personal use of company airplane and $4,781 miscellaneous. The amount shown for 1999 includes $68,371 medical claims, $13,353 personal use of company automobile and $6,331 miscellaneous.

(4) Excludes certain personal benefits, the total value of which was the lesser of $50,000 or ten percent of the total annual compensation and bonus for each of the named executives.

(5) Ms. Manto joined the Company February 1, 2000, as Executive Vice President and Chief Merchandising Officer.

(6) The amount shown includes a signing bonus of $150,000 and a performance bonus for 2000 of $181,500.

(7) The amount shown for 2000 includes $3,381 medical claims, $9,900 automobile allowance, $38,542 moving expense reimbursement and $686 miscellaneous.

(8) The amount shown for 1998 includes $25,576 medical claims, $10,800 automobile allowance and $1,633 miscellaneous.

                        OPTION GRANTS IN LAST FISCAL YEAR

                              Individual Grants (1)
                              ---------------------

                                   Percentage of
                                   Total Options
                       Number       Granted to
                     of Options    Employees in     Exercise         Expiration          Grant Date
Name                  Granted        2000 (2)         Price             Date              Value (3)
---------------      ---------      ----------      ---------      ---------------      -------------
 Gwen K. Manto        250,000          41.3%         $5.5625        March 6, 2010          $819,400

---------------

(1) Approximately one-third of the options become exercisable on each of the third, fourth and fifth anniversary dates of grant. Shares acquired upon exercise of options may be delivered in payment of the exercise price of additional options.

(2) A total of 606,000 options were granted to key employees in 2000 under the Company's stock option plan, the purpose of which is to provide an incentive to key employees who are in a position to make significant contributions to the company.

(3) Represents the present value at the date of grant using a variation of the Black-Scholes option pricing model assuming a dividend yield of 0.0%, a seven year expected life, expected volatility of 51.1% and a risk-free interest rate of 5.2%.

     The following table sets forth information concerning stock options exercised by the named executives during the year ended December 30, 2000 and the number and value of unexercised options as of December 30, 2000 held by the named executives in the Summary Compensation Table above.


                   OPTION EXERCISES AND YEAR-END VALUES TABLE


                                                                                              Value of Unexercised
                             Shares                         Number of Unexercised                 In-the-Money
                            Acquired                     Options at December 30, 2000     Options at December 30, 2000
                               On          Value                      (#)                            ($)(2)
                            Exercise      Realized     --------------------------------  ------------------------------
Name                           (#)         ($)(1)       Exercisable      Unexercisable    Exercisable    Unexercisable
-------------------------  ----------    ----------    -------------    ---------------  -------------  ---------------
Jay Stein,
Chairman & Chief                            Not                                               Not             Not
Executive Officer                  0     Applicable         None              None         Applicable      Applicable


John H. Williams, Jr.
President & Chief
Operating Officer            100,000     $1,131,701       688,000           402,000        $3,960,460      $     ---

Michael D. Fisher,
Executive Vice                              Not
President, Stores                  0     Applicable       166,000           134,000        $  338,624      $     ---

Gwen K. Manto,
Executive Vice President
& Chief Merchandising                       Not
Officer                            0     Applicable         None            250,000        $    ---         $1,516,875


James G. Delfs,
Senior Vice President,
Finance & Chief                             Not
Financial Officer                  0     Applicable        83,000            67,000        $  294,624      $     ---
-------------------------

(1) Value realized is calculated based on the difference between the option exercise price and the market price of the Company's Common Stock on the date of exercise multiplied by the number of shares to which the exercise relates.

(2) Value of unexercised in-the-money options is calculated based on the difference between the option exercise price and the closing price of the Company's Common Stock at December 29, 2000, multiplied by the number of shares underlying the options. The closing price on December 29, 2000 of the Company's Common Stock as reported on The Nasdaq Stock Market(R) was $11.63.

     Compensation of Directors. The outside directors receive director's fees of $12,000 per year, plus $2,000 for each meeting of the Board and $1,500 for any committee thereof which they attend, and are reimbursed for out-of-pocket expenses incurred in connection with attending meetings. Pursuant to the Company's director stock option plan, upon becoming a director, each outside director receives non-qualified options to purchase 4,000 shares of common stock of the Company. Approximately one-third of the options become exercisable on each of the third, fourth and fifth anniversary dates of grant at an exercise price equal to the fair market value of the common stock on the date of grant.

Certain Transactions; Compensation Committee Interlocks and Insider Participa-tion

     The Audit Committee of the Board of Directors is responsible for evaluating the appropriateness of all related-party transactions.

     Set forth below are various transactions involving the Company and members of the Board of Directors or their related parties. The Audit Committee of the Board of Directors does not believe that the relationships and transactions described below regarding members of the Board of Directors adversely affect the performance by the members of their duties.

     Mr. Mitchell W. Legler. Mr. Legler is the sole shareholder of the law firm of Mitchell W. Legler, P.A., which serves as general counsel to the Company. Legal fees received by that firm from the Company were $66,000 for 2000.

     Mr. Martin E. Stein, Jr. Mr. Stein is Chairman and Chief Executive Officer of Regency Centers Corporation, a real estate investment trust, through which the Company leases eight locations owned by Regency Centers Corporation for approximately $1.8 million in base rent annually. Regency Centers Corporation receives market based leasing commissions from third party shopping center owners where Regency Centers Corporation represented the Company in the negotiation and execution of new store leases. In 2000, Regency Centers Corporation received approximately $816,000 in commissions. The Board of Directors believes that rents and commissions paid for leased space are competitive with amounts that would be paid to a third party to lease similar space.

                          COMPARATIVE STOCK PERFORMANCE

     The following graph compares the cumulative total stockholder return on the Company's common stock with the cumulative total return on The Nasdaq Stock Market(R) and The Nasdaq Stock Market(R) Retail Trades Stock Index for the last five years ended December 30, 2000. The comparison assumes $100 was invested at the beginning of the five year period in Stein Mart, Inc. stock and in each of the indices shown and assumes reinvestment of any dividends.

                  Comparison of Cumulative Total Return Among
           Stein Mart, Inc., The Nasdaq Stock Market(R) (U.S.) Index
            and The Nasdaq Stock Market(R) Retail Trades Stock Index

--------------------------------------------------------------------------------
                            Stein Mart,             Nasdaq                Nasdaq
          Date                  Inc.                (U.S.)                Retail
--------------------------------------------------------------------------------
        12/30/95               100.0                 100.0                100.0
        12/28/96               177.8                 123.2                119.5
        01/03/98               231.8                 151.7                139.3
        01/02/99               126.7                 212.5                171.1
        01/01/00               103.4                 394.9                150.1
        12/30/00               211.4                 237.7                 92.1
--------------------------------------------------------------------------------

                    PROPOSAL TO INCREASE THE NUMBER OF SHARES
                AUTHORIZED FOR ISSUANCE UNDER THE EMPLOYEE STOCK
                PURCHASE PLAN AND TO EXTEND THE TERM OF THE PLAN

     Proposed Amendment. In November 2000, the Company's Board of Directors adopted, subject to stockholder approval, an amendment to the Stein Mart Employee Stock Purchase Plan (the "Stock Purchase Plan"), increasing the number of shares eligible for issuance under the Stock Purchase Plan by 1,000,000 to a total of 1,800,000 shares and to extend the Stock Purchase Plan until December 31, 2005.

     The Stock Purchase Plan was effective through 2000. A substantial number of shares have been issued under the Stock Purchase Plan. Accordingly, to continue to encourage an alignment of the interest of the Company's employees with those of the Company's stockholders by encouraging ownership of the Company's shares by its employees, the Compensation Committee determined it is appropriate to increase the number of shares under the Stock Purchase Plan and to extend the term of the Stock Purchase Plan. The Company believes the Stock Purchase Plan provides a convenient method, through payroll deduction, for employees to acquire shares in the Company and provides an excellent complement to the Company's Stock Option Plan for employees.

     Thus, the Company's Board of Directors approved the amendment for the proposed increase in shares and extension of the Stock Purchase Plan. The proposed amendment will be adopted if a majority of the shares voted with respect to the Stock Purchase Plan are voted in favor thereof. For this purpose, absentions and broker "non-votes" will not be counted.

     Summary of Stock Purchase Plan. In February 1997, the Company's Board of Directors adopted, and in May 1997, the shareholders approved, the Stein Mart Employee Stock Purchase Plan (the "Stock Purchase Plan"). The Stock Purchase Plan is intended to encourage an alignment of the interest of the Company's employees with those of the Company's stockholders by encouraging ownership of the Company's shares by its employees. The Company believes the Stock Purchase Plan will provide a convenient method, through payroll deduction, for employees to acquire shares in the Company and provide an excellent complement to the Company's Stock Option Plan for employees.

     All employees who complete 90 days employment with the Company and who work on a full-time basis or are regularly scheduled to work more than 20 hours per week are eligible to participate in the Stock Purchase Plan. No employee is eligible to participate in the Stock Purchase Plan if the employee possesses 5% or more of the voting power of the Company's shares. In addition, no employee may accrue rights to purchase shares under the Stock Purchase Plan which exceed $25,000 in market value of stock (determined at the time of the option grant) for any calendar year.

     The Company will make annual offerings under the Stock Purchase Plan (the "Offerings"). The Offerings will be for a period of six or twelve months each. Shares eligible under the Stock Purchase Plan will be limited to 1,800,000 shares in the aggregate and the Stock Purchase Plan will be effective for the years of 1997 through 2005, with no more than 200,000 shares being made available in each calendar year.

     Participants in the Stock Purchase Plan are permitted to use their payroll deductions to acquire shares at 85% of the fair market value of the Company's stock determined at either the beginning or end of each option period. An employee who is a participant in the Stock Purchase Plan may withdraw from participation at any time prior to the last day of each Offering.

     The Board of Directors recommends a vote "for" the proposal to increase the number of shares authorized for issuance under the Employee Stock Purchase Plan and to extend the term of the Stock Purchase Plan.

               PROPOSAL TO ADOPT THE STEIN MART 2001 OMNIBUS PLAN
            (THE "PLAN") TO REPLACE THE COMPANY'S EXISTING 1992 STOCK
          OPTION PLANS WITH THE PLAN TO TAKE EFFECT UPON SUCH APPROVAL

     Proposal.  In March 2001,  the  Company's  Board of  Directors,  subject to shareholder approval, recommended the adoption of the Stein Mart, Inc. 2001 Omnibus Plan (the "Plan") with options available under the Plan for 4,500,000 shares of the Company's common stock. It was also recommended that the Plan will take effect immediately upon it's ratification by the Company's shareholders with a simultaneous ceasing of the issuance of any options under the Company's existing 1992 plans that expire at the end of calendar year 2001. The Board of Directors believes that the Plan will assist the Company in attracting and retaining highly competent individuals to serve as key employees, non-employee directors and advisors who will contribute to the Company's success, and to motivate such persons to achieve long-term objectives which will inure to the benefit of all shareholders of the Company.

     Thus, the Company's Board of Directors approved the proposed adoption of the Plan to achieve the benefits described above. The proposal will be adopted if a majority of the shares voted with respect to the proposal are voted in favor thereof. For this purpose, abstentions and broker "non-votes" will not be counted.

     Administration. The Plan is administered by a committee of the Company's Board of Directors consisting of at least two non-employee directors. The committee decides which eligible individuals will receive awards under the Plan. As of February 28, 2001, there were 369 persons eligible to participate in the Plan, including seven non-employee directors.

     The Plan authorizes the committee to award different types of stock-based awards to employee and advisor participants, including stock options, stock appreciation rights, restricted stock and performance shares. The committee has the sole authority to determine when awards will be granted, the type, amount, price, timing, vesting schedules and other terms and conditions of awards and the number of shares covered by the awards. The committee also has the authority to make all determinations necessary or advisable for the operation of the Plan.

     The Plan provides for an automatic grant of 4,000 options when a non-employee director joins the board. The terms of these options will be the same as those granted under the current director stock option plan. See "Compensation of Directors" above under "Executive Compensation." The Plan also permits the Board of Directors to make other stock-based awards to non-employee directors, including options.

     Stock Subject to the Plan. The maximum number of shares of common stock that may be currently issued under the Plan is 4,500,000 shares. Shares covered by unexercised options that terminate or shares that are forfeited may be subject to new awards.

     There are currently in excess of 3.5 million shares remaining available for issuance under the Company's 1992 Plans. Upon approval of the new Plan, no further options will be issued under the 1992 Plans.

     During any single year, participants may not receive options and/or stock appreciation rights for more than 500,000 shares of stock, performance-based restricted stock awards for more than 500,000 shares of stock or more than $500,000 in performance awards, provided, however, that by a vote of two-thirds of the Committee, twice these amounts may be awarded.

     Stock Options. A stock option allows a participant to purchase shares of common stock at a fixed price at some future date. Options awarded under the Plan may be either incentive stock options within the meaning of Section 422 of the Internal Revenue Code, which permits the deferral of taxable income related to the exercise of such options, or nonqualified options not entitled to such deferral. The exercise price and term of each option is fixed by the committee, except that the exercise price for incentive stock options must be at least equal to 100% (or 110% in the case of incentive stock options granted to 10% stockholders) of the fair market value of the stock on the date of grant. The Board of Directors may consent to the grant of nonqualified options with an exercise price less than 100% of fair market value on the date of grant. The term of incentive stock options cannot exceed 10 years. The aggregate fair market value (determined at the time the option is granted) of shares with respect to which incentive stock options may be granted to any one individual under the Plan, or any other Plan of the Company or any subsidiary, which stock options are exercisable for the first time during any calendar year, may not exceed $100,000. All unvested options become exercisable upon a change of control of the Company.

     Upon exercise of an option, the participant must pay the full exercise price for the number of shares of stock being exercised. The committee may allow the participant to pay the exercise price in cash, with shares of stock already owned, by delivery to the Company of an exercise form together with instructions to a broker-dealer to sell or margin a sufficient portion of the stock and deliver the sale or margin loan proceeds directly to the Company to pay the option price, or a combination thereof.

     As of February 28, 2001, the closing price of the Company's common stock on the Nasdaq Stock Market(R) was $9.56.

     Amendment and Termination. The Board of Directors may amend or terminate the Plan at any time. Unless terminated by the board, the term of the Plan is indefinite, although incentive stock options may not be grated after the Plan has been in effect for 10 years. Termination of the Plan may not affect the rights of participants as to outstanding awards.

     Federal Income Tax Consequences of Stock Options. The income tax treatment of different types of awards will vary. The following is a summary of significant federal income tax consequences associated with stock option awards granted under the Plan. The discussion is not a comprehensive discussion of all the federal income tax aspects of the Plan.

     The holder of an incentive option generally recognizes no income for federal income tax purposes at the time of the grant or exercise of the option. However, the spread between the exercise price and the fair market value of the underlying shares on the date of exercise generally will constitute a tax preference item for purposes of the alternative minimum tax. The optionee generally will be entitled to long term capital gain treatment upon the sale of shares acquired on the exercise of an incentive stock option, if the shares have been held for more than two years from the date of the option grant and for more than one year after exercise. Generally, if the optionee disposes of the stock before the expiration of either of these holding periods (a "disqualifying disposition"), the gain realized on disposition will be compensation income to the optionee to the extent the fair market value of the underlying stock on the date of exercise exceeds the applicable exercise price. The Company will not be entitled to an income tax deduction in connection with the exercise of an incentive stock option but will generally be entitled to a deduction equal to the amount of any ordinary income recognized by an optionee upon a disqualifying disposition.

     No income will be recognized by a participant at the time a non-qualified option is granted. The exercise of a non-qualified stock option will generally be a taxable event that requires the participant to recognize, as ordinary income, the difference between the fair market value of the shares at the time of exercise and the option exercise price. The Company ordinarily will be entitled to claim a federal income tax deduction on account of the exercise of a non-qualified option. The amount of the deduction will equal the ordinary income recognized by the participant.

     Performance Based Compensation. Section 162(m) of the Internal Revenue Code limits the Company's income tax deduction for compensation paid in any taxable year to certain executive officers to $1,000,000 per individual. Qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met. Awards under the Plan are intended, but not required, to satisfy these requirements.

     The Plan provides that restricted stock and performance awards will be performance-based if they are conditioned on one of the following performance criteria, as determined by the committee: net sales, gross profit, operating or other expenses, earnings before interest and taxes, earnings before interest, taxes, depreciation and amortization, net income, earnings per share (basic or diluted), cash flow, average sales per store, average sales per square foot, comparable store sales increases, average inventories, number of stores opened, return on investment and stock price.

     The Board of Directors recommends a vote "for" the proposal to approve the Stein Mart 2001 Omnibus Plan (The "Plan") to replace the Company's existing 1992 Stock Option Plans with the Plan to take effect upon such approval. Proxies solicited by the Board will be so voted unless stockholders specify in their proxies a contrary choice.

                    INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     The Company has selected the firm of PricewaterhouseCoopers LLP to serve as the independent certified public accountants for the Company for the current fiscal year ending December 29, 2001. That firm has served as the auditor for the Company since 1983. Representatives of PricewaterhouseCoopers LLP are expected to be present at the annual meeting of stockholders and will be accorded the opportunity to make a statement, if they so desire, and to respond to appropriate questions.

     The following table provides information relating to the fees billed to the Company by PricewaterhouseCoopers LLP for the fiscal year ended December 30, 2000.

     Audit Fees                                                         $ 96,000
     Financial Information Systems Design and Implementation Fees       $  -0-
     All Other Fees                                                     $134,166

     The   Audit    Committee    discussed   the    non-audit    services   with
PricewaterhouseCoopers LLP and determined that their provision would not impair that firm's independence.

                                 OTHER MATTERS

     The Board of Directors does not know of any other matters to come before the meeting; however, if any other matters properly come before the meeting it is the intention of the persons designated as proxies to vote in accordance with their best judgment on such matters. If any other matter should come before the meeting, action on such matter will be approved if the number of votes cast in favor of the matter exceeds the number opposed.

                              STOCKHOLDER PROPOSALS

     Regulations of the Securities and Exchange Commission require proxy statements to disclose the date by which stockholder proposals must be received by the Company in order to be included in the Company's proxy materials for the next annual meeting. In accordance with these regulations, stockholders are hereby notified that if they wish a proposal to be included in the Company's proxy statement and form of proxy relating to the 2002 annual meeting, a written copy of their proposal must be received at the principal executive offices of the Company no later than December 6, 2001. To ensure prompt receipt by the Company, proposals should be sent certified mail return receipt requested. Proposals must comply with the proxy rules relating to stockholder proposals in order to be included in the Company's proxy materials.

                                  ANNUAL REPORT

     A copy of the Company's Annual Report for the year ended December 30, 2000 accompanies this proxy statement. Additional copies may be obtained by writing to Ms. Susan Datz Edelman, the Company's Director of Stockholder Relations, at 1200 Riverplace Boulevard, Jacksonville, Florida 32207.

                            EXPENSES OF SOLICITATION

     The cost of soliciting proxies will be borne by the Company. The Company does not expect to pay any compensation for the solicitation of proxies but may reimburse brokers and other persons holding stock in their names, or in the names of nominees, for their expenses for sending proxy material to principals and obtaining their proxies.

Dated:  April 6, 2001.

     STOCKHOLDERS ARE URGED TO SPECIFY THEIR CHOICES, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE, POSTAGE FOR WHICH HAS BEEN PROVIDED. YOUR PROMPT RESPONSE WILL BE APPRECIATED.

                                    Appendix

                                STEIN MART, INC.

                             Audit Committee Charter
                             -----------------------

     Purpose. The Audit Committee of the Board of Directors (the "Board") of Stein Mart, Inc. (the "Audit Committee") is appointed by the Board to assist the Board in monitoring (1) the integrity of the financial statements of the
Company, (2) the compliance by the Company with legal and regulatory requirements and (3) the independence and performance of the Company's internal and external auditors.

I.   Members

     There shall be not less than three members of the Audit Committee each of whom shall meet the independence and experience requirements of the National Association of Securities Dealers' Nasdaq Stock Market, Inc. ("Nasdaq"). Thus, the members of the Audit Committee shall meet the following criteria:

     A. No member shall be an employee of the Company or any affiliate in the current year or any of the past three years:

     B. No member shall be a member of the immediate family of an executive officer who currently serves in that role or did so in any of the past three years.

     C. No member shall have a direct business relationship with the Company unless under exceptional and limited circumstances, the Board judges that the relationship does not interfere with such Director's exercise of independent judgment, and that service by one such individual is required by the best interests of the Company and its shareholders;

     D. Each member shall be able to read and understand  fundamental  financial
        statements,   including  a  balance  sheet,  income  statement, and cash flow statement;

     E. At least one member shall have past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background resulting in the individual's financial sophistication, including being or having been a chief executive, chief financial or other senior officer with financial over-sight responsibilities.


II.  Appointment; Authority

     The members of the Audit Committee shall be appointed by the Board. The Audit Committee shall have the authority to retain special legal, accounting or other consultants to advise the Committee. The Audit Committee may request any officer or employee of the Company or the Company's outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

III. Committee Meetings

     The Audit Committee will hold meetings at such times and at such places as it shall deem necessary but shall hold at least the following meetings (a) a February/March meeting (the "Winter Meeting") prior to the release of the Company's audited financial statements for the prior year, (b) a mid-year meeting (the "Mid-Year Meeting") to generally coincide with the annual meeting of the Company's shareholders, (c) an October/November meeting (the "Fall Meeting") to generally coincide with the fall meeting of the Company's Board of Directors.

IV.  Specific Responsibilities

     The Audit Committee shall make regular reports to the Board. The Audit Committee shall undertake the following tasks generally at the times indicated:

     A. Quarterly

        1. Review with management and the independent auditor the Company's quarterly financial statements prior to filing of SEC Form 10-Q.

     B. Winter Meeting

        1. Review the annual audited financial statements with management, including major issues regarding accounting and auditing principles and practices as well as the quality and acceptability of such principles, practices and underlying estimates, and the adequacy of internal controls that could significantly affect the Company's financial statements.

        2. Review an analysis prepared by management and the independent auditor of significant financial reporting issues and judgments made in connection with the preparation of the Company's financial statements.

        3. Review major changes to the Company's auditing and accounting principles and practices as suggested by the independent auditor, internal auditors or management.

        4. Obtain from the independent auditor a formal written statement delineating all relationships between the auditor and the Company, discuss with the auditor any disclosed relationships or services that may impact auditor objectivity and independence, and if so determined by the Audit Committee, recommend that the Board take appropriate action to insure the independence of the auditor.

        5. Obtain from the independent auditor assurance that Section 10A of the Private Securities Litigation Reform Act of 1995 has not been implicated.

        6. Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit.

        7. Review with the independent auditor any problems or difficulties the auditor may have encountered and any management letter provided by the auditor and the Company's response to that letter. Such review should include:

          (a) Any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to required information.

          (b) Any changes required in the planned scope of the internal audit.

          (c) The internal audit department responsibilities, budget and staff-ing.

        8. Prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company's annual proxy statement stating whether the committee (a) reviewed and discussed the audited financial statements with management, (b) discussed with the auditors the matters requiring discussion by SAS 61, (c) received the written disclosures and letter from the auditor required to confirm the auditors' independence and discussed with the auditors their independence, and (d) based on the above, recommended to the Board that the audited financial statement be included in the Company's Annual Report on SEC Form 10-K.

        9. Review with the Company's General Counsel legal matters that may have a material impact on the financial statements, the Company's compliance policies and any material reports or inquiries received from regulators or governmental agencies.

       10. Review with independent auditor the adequacy of the Company's management information systems and the security of such systems for the purpose of producing fairly-stated financial statements.

     C. Mid-Year Meeting

        1. Evaluate the performance of the independent auditor and recommend to the Board the appointment of the independent auditor, which firm is ultimately accountable to the Audit Committee and the Board and approve the fees to be paid to the independent auditor.

        2. Review the appointment and replacement of the senior internal auditing executive.

        3. Review the significant reports to management prepared by the internal auditing department and management's responses.

        4. Review and reassess the adequacy of this Charter annually, submit it to the Board for approval, and cause a copy of this Charter to be attached to the Company's annual proxy statement every three years beginning in 2001, in accordance with SEC Rule Item 7(e) of Schedule 14A.

        5. Request educational information on accounting topics as to which the Committee seeks a greater understanding.

        6. Provide the Nasdaq with written confirmation as to the Audit Committee member qualifications and related Board determinations, as well as the annual review and re-evaluation of the Audit Committee Charter.

     D. Fall Meeting

        1. Meet with management to review the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures.

        2. Advise  the  Board   with  respect  to  the  Company's  policies  and
           procedures regarding compliance with applicable laws and regulations and with the Company's Code of Conduct.

        3. Meet with the independent auditor prior to the audit to review the planning and staffing of the audit.

        4. Meet with the chief financial officer, the senior internal auditing executive and the independent auditor in separate executive sessions.

     Limitation on Duties. While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditor or to assure compliance with laws and regulations and the Company's Code of Conduct.

As revised by the Audit Committee March 5, 2001.


                                                      James H. Winston, Chairman
                                                      Linda McFarland Farthing
                                                      Michael D. Rose

                                STEIN MART, INC.

      THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS IN CONNECTION WITH
            THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD MAY 7, 2001


     The undersigned hereby appoints Jay Stein and John H. Williams, Jr., and each of them, with full power of substitution and revocation, as true and lawful agents and proxies of the undersigned to attend and vote all shares of Common Stock of Stein Mart, Inc., a Florida corporation, that the undersigned would be entitled to vote if then personally present at the Annual Meeting of Shareholders of Stein Mart, Inc., a Florida corporation, to be held on May 7, 2001 at 2:00 P.M., local time, at The Radisson Riverwalk Hotel and Conference Center, 1515 Prudential Drive, Jacksonville, Florida, and at any adjournments thereof, hereby revoking any proxy heretofore given.


                (Continued and to be signed on the reverse side)



                            ^ FOLD AND DETACH HERE ^

This Proxy when properly executed will be voted in the  manner directed herein by the                Please mark
undersigned  shareholder.  If  no direction  is  made, this  proxy will be  voted FOR                your vote as
Proposals 1, 2, and 3. The Board of Directors recommends a vote FOR items 1, 2 and 3.                indicated in   [x]
                                                                                                     this example

1. Election of Directors as recommended
   in the Proxy Statement:                               2. To increase the number of shares eligible for    For   Against   Abstain
                                                            issuance under the Stein  Mart Employee Stock
      FOR all nominees            WITHHOLD                  Purchase  Plan  by  1,000,000 shares  and  to    [ ]     [ ]      [ ]
        listed below              AUTHORITY                 extend the Stock Purchase Plan until December
      (except as marked    to vote for all nominees         31, 2005.
       to the contrary)         listed below
                                                         3. Approval of  the Stein  Mart 2001 Omnibus Plan
            [ ]                      [ ]                    (the "Plan") to replace the Company's existing   [ ]     [ ]      [ ]
                                                            1992 stock option plans with  the Plan to take
Nominees:  Alvin R. "Pete" Carpenter, Linda McFarland       effect upon such approval.
Farthing,  Mitchell W. Legler,  Michael D. Rose,  Jay
Stein, Martin E. Stein, Jr., J. Wayne Weaver,  John H.   4. Should any other matters requiring a vote of the shareholders arise, the
Williams, Jr., and James H. Winston.                        above named proxies  are authorized to vote the  same in accordance with their  best  judgment  in  the  interest  of the  Company. The  Board of
Instructions: To withhold  authority  to vote for any       Directors is not aware of any matter which is to be presented for action
individual  nominee, write that nominee's name in the       at the meeting other than the matters set forth herein.
space provided below.

_____________________________________________________                        Please  insert  the date and sign your name  exactly as
                                                                             it  appears  hereon.  If shares are held  jointly  each
                                                                             joint owner  should  sign.  Executors,  administrators,
                                                                             trustees,  guardians,  etc.,  should so  indicate  when
                                                                             signing.  Corporations  should sign full corporate name
                                                                             by  an  authorized  officer.  Partnership  should  sign
                                                                             partnership name by an authorized Partner.

                                                                             Unless  the date has been  inserted  below  this  proxy
                                                                             shall be deemed to be dated for all  purposes as of the
                                                                             date  appearing  on the  postmark  on the  envelope  in
                                                                             which it is enclosed.  In such a case the Proxies named
                                                                             above are  authorized  to insert the date in accordance
                                                                             with these instructions.

                                                                             Dated:____________________________________________,2001

                                                                             _______________________________________________________

                                                                             _______________________________________________________
                                                                                           Signature of Shareholders(s)

                            ^ FOLD AND DETACH HERE ^



     Stein Mart Inc. invites you to visit our newly redesigned Investor Relations section of www.steinmart.com. You may view the current Stein Mart stock price, read the latest Company news releases, or listen to the Company's most recent conference call. You may also choose to get immediate e-mail alert messages, conveniently delivered to your e-mail box, whenever new Stein Mart information is posted to the Company site.

     If you would prefer to receive information via U.S. Mail, please call (904) 346-1535, extension 5888. You may leave a request for information such as an annual report or news release, and you may also ask to be added to the Stein Mart mailing list.

    For your convenience, here are the Stein Mart financial reporting dates:

================================================================================

    April 24, 2001               Stein Mart 1Q '01 News Release
    July 24, 2001                Stein Mart 2Q '01 News Release
    October 23, 2001             Stein Mart 3Q '01 News Release
    March 5, 2002                Stein Mart 4Q & FY '01 News Release

================================================================================